Exhibit 31.6

CERTIFICATIONS

I, Richard E. Davis, certify that:

1. I have reviewed this Amendment No. 2 on Form 10-K/A of NMT Medical, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 18, 2010	/S/ RICHARD E. DAVIS
Richard E. Davis Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)